Exhibit 99.1

United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended July 31, 2011

Statements of Income (Loss)	United States Commodity Index Fund	Total

Income
Realized Trading Gain (Loss)	$(5,905,463)	$(5,905,463)
Realized Trading Gain (Loss) on Short-Term Investments	163	163
Unrealized Gain (Loss) on Market Value of Futures	22,665,873	22,665,873
Dividend Income	33	33
Interest Income	11,143	11,143
ETF Transaction Fees	1,050	1,050
Total Income (Loss)	$16,772,799	$16,772,799

Expenses
Investment Advisory Fee	$392,456	$392,456
Brokerage Commissions	36,881	36,881
Legal Fees	14,985	14,985
Tax Reporting Fees	13,950	13,950
Audit Fees	8,494	8,494
Prepaid Insurance Expense	1,278	1,278
Total Expenses	468,044	468,044
Net Gain (Loss)	$16,304,755	$16,304,755

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/11	$468,436,360	$468,436,360
Additions	13,412,994	13,412,994
Withdrawals	(6,683,917)	(6,683,917)
Net Gain (Loss)	16,304,755	16,304,755

Net Asset Value End of Period	$491,470,192	$491,470,192
Net Asset Value Per Unit	$66.41

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Period 7/1/11	7,300,020	7,300,020
Additions	200,000	200,000
Withdrawals	(100,000)	(100,000)
Units Outstanding End of Period 7/31/11	7,400,020	7,400,020

To the Unitholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended July 31, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502